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                                 EXHIBIT 23.11



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                                                                   EXHIBIT 23.11


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
Americold Corporation:


     We consent to incorporation by reference to the Registration Statement No. 333-36835 of Vornado Realty Trust on Form S-4, of our report dated May 2, 1997, with respect to the consolidated balance sheets of Americold Corporation as of the last day of February 1996 and 1997, and the related consolidated statements of operations, common stockholders' deficit and cash flows for each of the years in the three-year period ended the last day of February 1997, which report appears in the Form 8-K of Vornado Realty Trust dated September 22, 1997, and to the reference to our firm under the heading 'Experts' in the Proxy Statement/Prospectus which is a part of this Registration Statement.

                                          KPMG PEAT MARWICK LLP

Portland, Oregon
October 27, 1997